Exhibit 99.1

The following table sets forth consolidated comprehensive income statement data for the periods indicated.  This data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements and accompanying notes included in Item 15. “Exhibits and Financial Statement Schedules” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  We adopted ASU No. 2011-05, Presentation of Comprehensive Income, on January 1, 2012.  The implementation of this update did not cause any material changes to the Company’s consolidated financial statements, other than the presentation of the consolidated statements of comprehensive income.  The following consolidated comprehensive income statement data for the years ended December 31, 2011, 2010 and 2009 is provided below to comply with the retrospective application requirement of ASU No. 2011-05.  Amounts are in thousands.

Consolidated Comprehensive Income Statement Data:

	Year Ended December 31,
	2011	2010	2009
Net income	$64,201	$23,492	$38,330

Other comprehensive income (loss):
Unrealized gain on investments in available for sale securities	42	1,828	4,010
Less: Realized gain on sale of available for sale securities reclassified and included in net income	(4,116)	(933)	(795)
Other than temporary impairment on investments	—	—	2,947
Unrealized gains on equity investment in Affiliates Insurance Company	76	1	—
Other comprehensive income (loss)	(3,998)	896	6,162

Comprehensive income	$60,203	$24,388	$44,492